Exhibit 10.5

                                OPTION AGREEMENT


      This OPTION AGREEMENT (this "Agreement") is made as of January 26, 2002, by and between Cupcorp, Inc., a Delaware corporation (the "Grantor"), and SF Holdings Group, Inc., a Delaware corporation (the "Grantee").

      1. Grant of Option. Grantor hereby grants to the Grantee or its successors or permitted assigns (as herein provided) an option (the "Option") to purchase from the Grantor 100% of the membership interests (the "Interest") of Newcup, L.L.C., a Delaware limited liability company (the "Company"), less such percentage of the membership interests in the Company theretofore transferred to the Grantee or its subsidiaries. Upon exercise of the Option, the Grantee shall pay to Grantor $1,000,000, payable by wire transfer of immediately available funds. Upon the purchase of the Interest in accordance with this Agreement, the Grantee shall become the holder of the Interest free and clear of all liens and encumbrances and shall have all of the rights of a member of the Company under the applicable laws of the State of Delaware and the Operating Agreement of the Company.

      2. Conditions to Exercise. The Option shall be exercisable only if either
(a) the Grantee shall have paid in full all amounts then owing with respect to each Note (as defined in the Guaranty Agreement), pursuant to the terms of that certain Guaranty Agreement dated January 26, 2002, among Grantee, TCW/Crescent Mezzanine, L.L.C., as Collateral Agent, and the purchasers party thereto (the "Guaranty Agreement") or (b) the Grantee (together with its subsidiaries) owns 95% or more of the membership interests of the Company.

      3. Exercise of Option. To exercise the Option, the Grantee must deliver to the Grantor notice of the Grantee's exercise, in the form substantially similar to "Exhibit A" attached hereto. The outstanding membership interests in the Company are validly issued, fully paid and nonassessable and free from all taxes and charges with respect to the issuance or transfer thereof, and all other liens, claims and encumbrances (except as set forth in the Operating Agreement). Upon exercise of the Option and payment of the exercise price, Grantor immediately shall deliver to Grantee and/or Grantee's designee(s), in such combination as specified by the Grantee, an assignment of the Interest, in form reasonably satisfactory to Grantee.

      4. Who May Exercise. The Option may be exercised by the Grantee or any permitted assignee of Grantee's rights hereunder, as provided in Section 5 below.

      5. Assignability. The Option shall continue in effect, regardless of any transfer of the Interest by Grantor, other than to Grantee or its assigns. The Option is assignable by the Grantee only to any of its subsidiaries. Any assignee of any Grantee shall, upon such assignment, be deemed to be the Grantee hereunder. Any purported assignment or transfer except as provided above shall be void and ineffective.

      6. Rights of Member. Upon the purchase of the Interest in accordance with this Agreement, execution by Grantee and/or Grantee's designee of the Operating Agreement of the Company, and satisfaction by such persons of their obligations under the Operating Agreement

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with respect to the acquisition of the Interest, Grantee and/or Grantee's designees shall become, and shall have all of the rights and obligations of, a member (or members) of the Company under the applicable laws of the State of Delaware and the terms of the Operating Agreement.

      7. Legend. Each certificate, if any, evidencing membership interests that are now or hereafter held by Grantor and each certificate, if any, issued in exchange for or upon the transfer of any such membership interests shall be stamped or otherwise imprinted with a legend in substantially the following form:

            "The securities represented by this certificate are subject to an Option Agreement dated as of January 25, 2002. A copy of such Option Agreement shall be furnished without charge by the Company upon written request."

      8. Amendment and Waiver. Except as otherwise provided herein, no modification, amendment or waiver of any provision of this Agreement shall be effective unless such modification, amendment or waiver is approved in writing by Grantor and the Grantee (or its assignee). The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

      9. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of any other provision of this Agreement in such jurisdiction or affect the validity, legality or enforceability of any provision in any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

      10. Entire Agreement. Except as otherwise expressly set forth herein, this Agreement embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

      11. Successors and Assigns. Except as otherwise provided herein, this Agreement shall inure to the benefit of and be enforceable by the Grantee and its permitted successors and assigns.

      12. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be an original and all of which taken together shall constitute one and the same agreement.

      13. Remedies. The Grantee shall be entitled to enforce its rights under this Agreement specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in its favor.


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

      14. Notices. Any notice provided for in this Agreement shall be in writing and shall be either personally delivered, or mailed first class mail (postage prepaid) or sent by reputable overnight courier service (charges prepaid) to the parties at the addresses set forth below. Notices shall be deemed to have been given hereunder when delivered personally, three days after deposit in the U.S. mail and one Business Day after deposit with a reputable overnight courier service:

          If to the Grantor:  Cupcorp, Inc.
                              c/o TCW Crescent Mezzanine, L.L.C.
                              11100 Santa Monica Blvd.
                              Suite 2000
                              Los Angeles, CA  90025
                              Telecopier No.: (310) 235-5967
                              Attention:  Rufus Rivers

            With a copy to:   Gardere Wynne Sewell LLP
                              3000 Thanksgiving Tower
                              1601 Elm Street
                              Dallas, Texas  75201
                              Telecopier No.:  (214) 999-4667
                              Attention:  Gary B. Clark

          If to the Grantee:  SF Holdings Group, Inc.
                              115 Stevens Avenue
                              Valhalla, New York  10549
                              Telecopier No.:  (914) 747-8095
                              Attention:  Harvey L. Friedman

            With a copy to:   Kramer, Levin, Naftalis & Frankel
                              919 Third Avenue
                              New York, NY  10022
                              Telecopier No.:  (212) 715-8000
                              Attention:  Shari Krouner

      15. Governing Law; Submission to Jurisdiction. The General Corporation Law of the State of Delaware shall govern all issues concerning the relative rights of the Company and the Grantee. All other questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal law of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. The parties hereby irrevocably submit to the jurisdiction of any New York State Court or any Federal court sitting in the Borough of Manhattan in the City of New York in respect of any suit, action or proceeding arising out of or relating to this Agreement and each party hereto irrevocably accepts for itself and in respect of its property, generally and unconditionally, jurisdiction of the aforesaid courts. The parties irrevocably waive, to the fullest extent each may effectively do so under applicable law, any objection which each party hereto may now or hereafter have to the laying of the venue of any


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

such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding has been brought in an inconvenient forum. Nothing herein shall affect the right of the parties hereto to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the other party in any other jurisdiction.

      16. Business Days. If any time period for giving notice or taking action hereunder expires on a day which is a Saturday, Sunday or legal holiday in the state in which the Company's chief executive office is located, the time period shall automatically be extended to the business day immediately following such Saturday, Sunday or legal holiday (a "Business Day").

      17. Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

      18. Representations and Warranties of Grantor. Grantor represents and warrants to, and agrees with, Grantee that, as of the date hereof, Grantor is the owner of all of the outstanding membership interests of the Company.

                            [Signature page follows]



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


      IN WITNESS WHEREOF, the Grantor and the Grantee have duly executed this Agreement, to be effective as of January 26, 2002.



                              CUPCORP, INC.


                              By: /s/ Mark Attanasio
                                 ------------------------
                              Name:  Mark Attanasio
                              Title: President



                              SF HOLDINGS GROUP, INC.


                              By: /s/ Hans H. Heinsen
                                 ------------------------
                              Name:  Hans H. Heinsen
                              Title: Senior Vice President



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

                                    Exhibit A

                               NOTICE OF EXERCISE

      This Notice of Exercise ("Notice") is delivered pursuant to Section 2 of that certain Option Agreement (the "Agreement") dated as of January 25, 2002, by and between Cupcorp, Inc., a Delaware corporation ("Grantor"), and SF Holdings Group, Inc., a Delaware corporation (the "Grantee").

      By executing and delivering this Notice, the Grantee hereby exercises the option granted to the Grantee by Grantor under the terms and conditions of the Agreement.

      IN WITNESS WHEREOF, this Notice has been executed as of __________, 200___.

                              SF HOLDINGS GROUP, INC.


                              By:
                                  --------------------------------
                              Name:
                                   -------------------------------
                              Title:
                                    ------------------------------